EXHIBIT 16

                                 The Flex-funds
              The Muirfield Fund and The U.S. Government Bond Fund
                              Computation Schedule


Method by which total return (ending redeemable value) is computed:

          P(1 + T)nth power = ERV

          P = a hypothetical  initial  payment of $1,000
          T = average annual total return
          n = number of years
          ERV = ending redeemable value of a hypothetical $1,000 payment made at the beginning of the one, five, or ten year periods (or fractional portion thereof)


THE MUIRFIELD FUND                  1 YEAR        5 YEARS        8.4 YEARS
------------------                  ------        -------        ---------

Beginning Account Balances          $1,000.00     $1,000.00      $1,000.00
Average Annual Total Return              5.99%         9.61%         11.77%
Ending Redeemable Value             $1,059.94     $1,583.22      $2,544.95

Formula Computation:

         1 year:    $1,000(1 + .0599)             =     $1,059.94
         5 years:   $1,000(1 + .0961)5th power    =     $1,583.22
         8.4 years: $1,000(1 + .1177)8.4th power  =     $2,544.95


THE U.S. GOVERNMENT
         BOND FUND                  1 YEAR        5 YEARS        10 YEARS
-----------------------------       ------        -------        --------

Beginning Account Balances          $1,000.00     $1,000.00      $1,000.00
Average Annual Total Return              0.15%         5.57%          6.16%
Ending Redeemable Value             $1,001.54     $1,311.07      $1,821.46

Formula Computation:

         1 year:    $1,000(1 + .0015)             =     $1,001.54
         5 years:   $1,000(1 + .0557)5th power    =     $1,311.07
         10 years:  $1,000(1 + .0616)10th power   =     $1,821.46

                                   EXHIBIT 16

                                 The Flex-funds
                          The U.S. Government Bond Fund
                           Yield Computation Schedule


Method by which yield is computed:

                  YIELD  =  2[(a - b + 1)6 - 1]
                            -------------------
                                   c * d

          a = interest earned during the period

          b = expenses accrued during the period

          c = average daily number of shares outstanding during the period that were entitled to receive dividends

          d = maximum offering price per share on the last day of the period


                  5.10%  =  2[93,162 - 15,136 + 1)6 - 1]
                            ----------------------------
                                   893,826 * 20.78

                                   EXHIBIT 16

                                 The Flex-funds
                              The Money Market Fund
                           Yield Computation Schedule


Method by which yield is computed:

         YIELD  =  Base Period Return  x  (365/7)

         EFFECTIVE YIELD  =  [(Base Period Return + 1)  x  365/7]

Beginning Account Balance                                   1.00

Dividend Declaration

         December 25          0.00014151
         December 26          0.00014178
         December 27          0.00014370
         December 28          0.00014370
         December 29          0.00014370
         December 30          0.00014535
         December 31          0.00014726
                              ----------
                                                            0.00100701
Less: Deductions from Shareholder Accounts                  0.00
                                                            ----------
Ending Account Balance                                      1.00100701
Less: Beginning Account Balance                            -1.00
                                                            ----------
Difference                                                  0.00100701

Base Period Return
         (Difference/Beginning Account Balance)             0.00100701

Yield Quotation
         (Base Period Return  x  365/7)                          5.25%

Effective Yield Quotation
         [(Base Period Return + 1)  x  365/7] - 1                5.39%

The yield quotations were computed based on the seven days ending December 31, 1996 for the period ended December 31, 1996.

                                   EXHIBIT 16

                                 The Flex-funds
                            The Highlands Growth Fund
                              Computation Schedule


Method by which total return (ending redeemable value) is computed:

          P(1 + T)nth power = ERV

          P = a hypothetical initial payment of $1,000

          T = average annual total return

          n = number of years

          ERV = ending redeemable value of a hypothetical $1,000 payment made at the beginning of the one, five, or ten year periods (or fractional portion thereof)



THE HIGHLANDS GROWTH FUND           1 YEAR        5 YEARS        10 YEARS
-------------------------           ------        -------        --------

Beginning Account Balances          $1,000.00     $1,000.00      $1,000.00
Average Annual Total Return              9.08%         9.01%          8.10%
Ending Redeemable Value             $1,090.81     $1,539.16      $2,178.19

Formula Computation:

         1 year:    $1,000(1 + .0908)             =     $1,090.81
         5 years:   $1,000(1 + .0901)5th power    =     $1,539.16
         10 years:  $1,000(1 + .0810)10th power   =     $2,178.19